Exhibit 10.6(c)

AMENDMENT NO. 2
TO THE
ATMOS ENERGY CORPORATION
ANNUAL INCENTIVE PLAN FOR MANAGEMENT
(as amended and restated February 10, 2011)

The shareholders of Atmos Energy Corporation (the “Company”) on February 9, 2011, approved the Atmos Energy Corporation Annual Incentive Plan for Management, as amended and restated, effective February 10, 2011 (the “Plan”). The Plan was then amended by the Board of Directors of the Company through Amendment No. 1, effective as of September 30, 2011. This Amendment No. 2 to the Plan was approved by the shareholders on February 13, 2013, effective as of February 14, 2013 (the “Effective Date”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan, as amended.

Section 6.3 of the Plan is hereby amended, with respect to awards for fiscal years of the Company commencing on and after October 1, 2013, by striking said section and substituting in lieu thereof the following:

6.3    Maximum Awards. The maximum cash Award that may be made to a Covered Participant under the Plan for any Performance Period shall be $2.0 million.

IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 2 TO THE ATMOS ENERGY CORPORATION ANNUAL INCENTIVE PLAN FOR MANAGEMENT (AS AMENDED AND RESTATED FEBRUARY 10, 2011), to be executed in its name and on its behalf this 23rd day of September, 2013, effective as of the date provided herein.

ATMOS ENERGY CORPORATION

By: /s/ KIM R. COCKLIN
Kim R. Cocklin
                         President and Chief Executive Officer